Exhibit 99.1

Unless the context suggests otherwise, references to the “Company,” “Mac-Gray,” “we,” “us,” “our” and similar terms refer to Mac-Gray Corporation and its subsidiaries. References to “Web Service Company” refer to Web Service Company, Inc. References to “Web Eastern Region” refer to the assets and business of Web Service Company’s operations in 13 eastern and southeastern states and the District of Columbia that Mac-Gray acquired on January 16, 2004, and references to “Web Central Region” refer to the assets and business of the central and northwest regions of Web Service Company that Mac-Gray acquired on January 10, 2005. References to “2004 Acquisition” refer to our acquisition of the Web Eastern Region on January 16, 2004. References to “2005 Acquisition” refer to our acquisition of the Web Central Region on January 10, 2005. We refer to the 2005 Acquisition; the execution of and application of borrowings under our 2005 senior credit facilities in connection with the 2005 Acquisition; the repayment of the obligations under and the termination of our 2003 senior credit facilities; the execution of the amendment to our 2005 senior credit facilities in connection with the anticipated issuance of senior notes; the issuance of the senior notes being offered; and the application of estimated net proceeds of $145.4 million from the potential issuance of the senior notes to repay indebtedness under our 2005 senior credit facility, as the “Transactions.” Unless the context indicates otherwise, (1) information presented on a pro forma basis gives effect to the Transactions as if they had occurred on January 1, 2004 and (2) information presented on an as adjusted basis gives effect to the offering of the notes and the application of the proceeds therefrom.

Summary historical and unaudited pro forma

financial data of Mac-Gray

The following table sets forth our historical and unaudited pro forma financial data for the periods ended and at the dates indicated below. We have derived the summary historical consolidated financial data as of December 31, 2004 and 2003 and for the three years ended December 31, 2004 from our audited consolidated financial statements and notes thereto, which have been audited by PricewaterhouseCoopers LLP, an independent registered public accounting firm. We have derived the summary historical consolidated financial data as of June 30, 2005 and for the six months ended June 30, 2004 and 2005 from our unaudited interim consolidated financial statements. In the opinion of management, such unaudited financial data reflects all adjustments, consisting of normal and recurring adjustments, necessary for a fair presentation of the results for those periods. The results of operations for the interim periods are not necessarily indicative of the results to be expected for the full year or any future period.

The pro forma data set forth below give effect to the Transactions, including the offering and the application of the net proceeds therefrom, as if they had occurred on January 1, 2004. We have derived the pro forma combined financial data for the twelve months ended June 30, 2005, by applying pro forma adjustments to the sum of the historical financial data of Mac-Gray for the twelve months ended December 31, 2004, plus the historical financial data of Mac-Gray for the six months ended June 30, 2005 less the historical financial data of Mac-Gray for the six months ended June 30, 2004 plus the historical financial data of Web Central Region for the twelve months ended December 31, 2004 less the historical financial data of Web Central Region for the six months ended June 30, 2004. The pro forma data are unaudited, are for informational purposes only and are not necessarily indicative of what our results of operations or financial condition would have been had the Transactions been completed as of the dates indicated and do not purport to represent what our results of operations or financial condition might be for any future period.

The summary historical consolidated financial data should be read in conjunction with the historical consolidated financial statements and accompanying notes of Web Central Region, “Unaudited pro forma combined financial data,” a description of the use of proceeds from the anticipated offering of the senior notes, “Management’s discussion and analysis of financial condition and results of operations” relating to our historical financial data as previously disclosed in our filing with the Securities and Exchange Commission and our historical consolidated financial statements and accompanying notes.

	Fiscal year ended December 31,						Six months ended June 30,		Pro forma twelve months ended June 30, 2005
(Dollars in thousands)	2002		2003		2004(1)		2004	2005(2)
							(unaudited)	(unaudited)	(unaudited)
Statement of operations data:
Total revenue	$150,368		$149,656		$182,694		$88,771	$125,756	$254,199
Total cost of revenue	117,956		118,349		145,080		70,517	100,603	206,624
Gross margin	32,412		31,307		37,614		18,254	25,153	47,575
Total operating expenses (3)	21,489		22,196		24,105		11,363	4,674	21,679
Income from operations	10,923		9,111		13,509		6,891	20,479	25,896
Interest expense, net(4)	4,578		2,807		4,312		2,123	4,825	13,808
Provision for income taxes	2,567		3,036		3,934		2,052	6,652	4,861
Net income(5)	2,868		4,104		5,263		2,716	9,002	7,227
Balance sheet data (at end of period):
Working capital(6)	$(2,601)		$5,247		$(2,737)		$(360)	$(15,714)	$—
Cash and cash equivalents	5,016		5,296		6,491		6,831	11,375	—
Total assets	162,379		162,005		202,330		202,022	312,779	—
Total debt	56,825		50,873		73,328		82,014	160,828	—
Stockholders’ equity	63,688		68,729		75,936		73,004	84,917	—
Other financial data:
Cash interest expense(7)	$4,730		$3,132		$3,641		$1,752	$4,768	$13,451
Depreciation and amortization	17,698		17,823		21,794		10,872	16,129	35,102
Capital expenditures(8)	13,334		15,372		17,826		8,967	11,611	22,948
EBITDA(9)	27,711		27,770		35,303		17,763	36,608	60,998
Adjusted EBITDA(9)	26,805		27,770		34,085		16,545	26,020	50,410
Adjusted EBITDA as a% of total revenue(9)	17.8%		18.6%		18.7%		18.6%	20.7%	19.8%
Cash flows provided by operating activities	26,835		24,480		37,108		18,607	19,167	—
Cash flows (used in) investing activities	(12,436)		(12,802)		(57,101)		(47,325)	(105,691)	—
Cash flows provided by (used in) financing activities	(14,608)		(11,398)		21,188		30,253	91,408	—
Ratio of Adjusted EBITDA to cash interest expense(9)(10)	5.7	x	8.9	x	9.4	x	—	—	3.7	x
Ratio of total debt to Adjusted EBITDA(9)(11)	2.1	x	1.8	x	2.2	x	—	—	3.3	x
Ratio of net debt to Adjusted EBITDA(9)(11)(12)	1.9	x	1.6	x	2.0	x	—	—	3.1	x

(1)           Includes the results of operations of the acquisition of Web Eastern Region beginning on January 16, 2004.

(2)           Includes the results of operations of the acquisition of Web Central Region beginning on January 10, 2005.

(3)           Includes gain on sale of assets, net of $192, $145 and $1,208 for the years ended December 31, 2002, 2003 and 2004, respectively, $1,307 and $10,887 for the six months ended June 30, 2004 and 2005, respectively, and $10,712 for the twelve months ended June 30, 2005, on a pro forma basis. Also includes loss on early extinguishment of debt of $381 and $183 for the years ended December 31, 2003 and 2004, respectively, and $183 and $207 for the six months ended June 30, 2004 and 2005, respectively.

(4)           Interest expense, net consists of total interest expense, net of interest income. Interest income was $979, $974 and $697 for the years ended December 31, 2002, 2003 and 2004, respectively, $331 and $139 for the six months ended June 30, 2004 and 2005, respectively, and $507 for the twelve months ended June 30, 2005, on a pro forma basis.

(5)           For the year ended December 31, 2002, net income includes a non-cash charge of $906 as a result of change in accounting principle. For the year ended December 31, 2003, net income includes a gain on the sale of lease receivables of $836.

(6)           Working capital is defined as total current assets minus total current liabilities.

(7)           Cash interest expense represents total interest expense minus non-cash interest expense arising from the accounting treatment of swaps.

(8)           Excludes $915, $1,380 and $1,579 for the years ended December 31, 2002, 2003 and 2004, respectively, $998 and $671 for the six months ended June 30, 2004 and 2005, respectively, and $1,252 for the twelve months ended June 30, 2005, on a pro forma basis, of capital leases associated with vehicles acquired and used in the operation of our business. Excludes incentive payments of $1,405, $1,427 and $3,373 for the years ended December 31, 2002,

2003 and 2004, respectively, $1,649 and $2,269 for the six months ended June 30, 2004 and 2005, respectively and $6,482 for the twelve months ended June 30, 2005, on a pro forma basis.

(9)           EBITDA is defined as net income before provision for income taxes, depreciation and amortization expense, and interest expense. Adjusted EBITDA is EBITDA further adjusted to exclude the items described in the table below. We have excluded these items because we believe they are not reflective of our ongoing operating performance. EBITDA and Adjusted EBITDA are included because they are a basis upon which our management assesses our operating performance. EBITDA and Adjusted EBITDA are not measures of our liquidity or financial performance under GAAP and should not be considered as alternatives to net income or any other performance measure derived in accordance with GAAP, or as an alternative to cash flows from operating activities as a measure of our liquidity. The use of EBITDA and Adjusted EBITDA instead of net income has limitations as an analytical tool, including the exclusion of interest expense and depreciation and amortization expense, which represent significant and unavoidable operating costs given the level of indebtedness and the capital expenditures needed to maintain our business. Management compensates for these limitations by relying primarily on our GAAP results and by using EBITDA and Adjusted EBITDA only supplementally. Our management believes EBITDA and Adjusted EBITDA are useful to investors because they help enable investors to evaluate our business in the same manner as our management and because they are frequently used by securities analysts, investors and other interested parties in the evaluation of companies with substantial financial leverage. Our measures of EBITDA and Adjusted EBITDA are not necessarily comparable to other similarly titled captions of other companies due to potential inconsistencies in the methods of calculation. In addition, our measures of EBITDA and Adjusted EBITDA are different from those used in the covenants contained in our 2005 senior credit facilities and the indenture governing the notes.

The following is a reconciliation of net income to EBITDA and Adjusted EBITDA:

					Six months				Pro forma twelve months ended June 30, 2005
	Fiscal year ended December 31,				ended June 30,
(Dollars in thousands)	2002	2003	2004		2004		2005
					(unaudited)		(unaudited)		(unaudited)
Net income	$2,868	$4,104	$5,263		$2,716		$9,002		$7,227
Add:
Provision for income taxes	2,567	3,036	3,934		2,052		6,652		4,861
Depreciation and amortization	17,698	17,823	21,794		10,872		16,129		35,102
Interest expense, net	4,578	2,807	4,312		2,123		4,825		13,808
EBITDA	$27,711	$27,770	$35,303		$17,763		$36,608		$60,998
Less:
Gain on sale of certain assets, net	$—	$—	$1,218	)(a)	$1,218	(a)	$10,588	(b)	$10,588	(b)
Effect of change in accounting principle	906	—	—		—		—		—
Adjusted EBITDA	$26,805	$27,770	$34,085		$16,545		$26,020		$50,410	(c)

(a)           Represents a pretax gain recognized in connection with the sale of certain of our laundry facilities management assets and related contracts in western states to Web Service Company, as part of the 2004 Acquisition.

(b)           Represents a pretax gain recognized in connection with the sale of our corporate headquarters in Cambridge, Massachusetts on June 30, 2005.

(c)           Includes approximately $2,000 of transaction expenses related to the integration of Web Central Region.

(10)         The ratio of Adjusted EBITDA to cash interest expense is calculated differently than the consolidated coverage ratio used in the indenture governing the notes.

(11)         Total debt and net debt for the pro forma twelve months ended June 30, 2005, are based on as adjusted data.

(12)         Net debt is defined as total debt minus cash and cash equivalents.

Unaudited pro forma combined financial data

We derived the unaudited pro forma combined financial data set forth below by applying pro forma adjustments attributable to the Transactions to the Mac-Gray historical consolidated financial statements and Web Central Region historical financial statements.

The unaudited pro forma combined statement of operations for the year ended December 31, 2004, the six months ended June 30, 2005 and the twelve months ended June 30, 2005, give effect to the Transactions as if consummated on January 1, 2004. We have derived the pro forma combined statement of operations for the twelve months ended June 30, 2005, by applying pro forma adjustments to the sum of the historical financial data of Mac-Gray for the twelve months ended December 31, 2004, plus the historical financial data of Mac-Gray for the six-months ended June 30, 2005 less the historical financial data of Mac-Gray for the six months ended June 30, 2004 plus the historical financial data of Web Central Region for the twelve months ended December 31, 2004 less the historical financial data of Web Central Region for the six months ended June 30, 2004. Management believes the presentation of the unaudited pro forma combined statement of operations for the twelve months ended June 30, 2005 is meaningful to understand the current operations of the business. The unaudited pro forma combined financial data does not purport to represent what our results of operation, balance sheet data or financial information would have been if the Transactions had been consummated on or at the dates indicated, nor are they indicative of results for any future periods.

The unaudited pro forma combined financial data has been prepared giving effect to the acquisition of Web Central Region by Mac-Gray, which is accounted for as a purchase in accordance with SFAS No. 141, “Business Combinations.” Pursuant to “purchase accounting,” the total acquisition consideration was allocated to the acquired assets and liabilities based upon estimates of their fair values. The Company engaged an independent business appraisal firm to estimate the fair value of the assets acquired in the 2005 Acquisition and to advise the Company on the proper allocation of the purchase price.

The unaudited pro forma combined financial data is presented for informational purposes only and should be read in conjunction with “Management’s discussion and analysis of financial condition and results of operations” relating to our historical financial data as previously disclosed in our filing with the Securities and Exchange Commission, the audited consolidated financial statements of Mac-Gray and the audited financial statements of Web Central Region and the respective related notes.

In connection with the repayment of the 2005 term loan facility, the Company will record a loss on extinguishment of debt of approximately $500,000 in the third quarter of 2005.

Pro forma fiscal year ended December 31, 2004

(Dollars in thousands)	Mac-Gray historical	Web Central Region historical(1)	Pro forma adjustments related to the 2005 Acquisition		Pro forma combined	Pro forma adjustments for the offering		Pro forma total
Total revenue	$182,694	$69,337	$		$252,031	$		$252,031
Total cost of revenue	145,080	60,435	3,432	(2)	208,947			208,947
Gross margin	37,614	8,902	(3,432)		43,084			43,084
Total operating expense	24,105	7,875			31,980	385	(5)	32,365
Income from operations	13,509	1,027	(3,432)		11,104	(385)		10,719
Interest expense, net	(4,312)	(236)	(4,725	)(3)	(9,273)	(5,185	)(6)	(14,458)
Provision for income taxes	(3,934)	0	3,467	(4)	(467)	2,367	(4)	1,900
Net income (loss)	$5,263	$791	$(4,690)		$1,364	$(3,203)		$(1,839)

Pro forma footnotes

(1)           Certain Web Central Region financial data has been reclassified to conform to Mac-Gray’s presentation.

(2)           The 2005 Acquisition was accounted for as a business combination in accordance with Statement of Financial Accounting Standards No. 141 “Business Combinations.” The allocation of the purchase price resulted in the recording of $68,638 of contract rights which we intend to amortize on a straight-line basis over twenty years. This adjustment reflects amortization of this intangible asset.

(3)           Represents interest using an assumed rate of 4.5% on incremental borrowings of $105,000, under the 2005 senior credit facilities in connection with the 2005 acquisition.

(4)           Represents the tax impact of the above adjustments at a tax rate of 42.5%.

(5)           Represents the elimination of the amortization of the deferred financing costs relating to the debt under our prior credit facilities being repaid of $75, and the addition of the amortization of deferred financing costs of $4,600 to be recorded in connection with the offering of the notes and to be amortized on a straight-line basis over the life of the notes.

(6)           The proceeds from the offering of $150,000 will be used to repay $145,400 of borrowings under the 2005 senior credit facilities. Using the interest rate of 7.625% the total interest expense on the notes would have been $11,438. This adjustment reflects this interest expense offset by the elimination of $6,253 of interest on the debt being repaid under the 2005 senior credit facilities.

Pro forma six months ended June 30, 2005

(Dollars in thousands)	Mac-Gray historical	Pro forma adjustments for the offering		Pro forma total
Total revenue	$125,756	$		$125,756
Total cost of revenue	100,603			100,603
Gross margin	25,153			25,153
Total operating expense	4,674	(28	)(1)	4,646
Income from operations	20,479	28		20,507
Interest expense, net	(4,825)	(2,011	)(2)	(6,836)
Provision for income taxes	(6,652)	843	)(3)	(5,809)
Net income (loss)	$9,002	$(1,140)		$7,862

Pro forma footnotes

(1)           Represents the additional amortization of $230 related to the deferred financing cost of $4,600 to be recorded in connection with the offering of the notes, which will be amortized on a straight-line basis over the life of the notes offset by the elimination of the loss on extinguishment of debt of $207 relating to the repayment of our prior credit facilities and the reversal of $51 of amortization related to the 2005 senior credit facilities.

(2)           The proceeds from the offering of $150,000 will be used to repay $145,400 of borrowings under the 2005 senior credit facilities. Using the interest rate of 7.625%, the total interest expense on the notes would have been $5,719. This adjustment reflects this interest expense offset by the elimination of $3,708 of interest on the debt being repaid under the 2005 senior credit facilities.

(3)           Represents the tax impact of the above adjustments at a rate of 42.5%.

Pro forma for the last twelve months ended June 30, 2005

(Dollars in thousands)	Mac-Gray historical	Web Central Region historical(1)	Pro forma adjustments related to the 2005 Acquisition		Pro forma combined	Pro forma adjustments for the offering		Pro forma total
Total revenue	$219,679	$34,520	$		$254,199	$		$254,199
Total cost of revenue	175,166	29,742	1,716	(2)	206,624			206,624
Gross margin	44,513	4,778	(1,716)		47,575			47,575
Total operating expense	17,416	4,014	102	(3)	21,532	147	(5)	21,679
Income from operations	27,097	764	(1,818)		26,043	(147)		25,896
Interest expense, net	(7,014)	(118)	(2,363	)(3)	(9,495)	(4,313	)(6)	(13,808)
Provision for income taxes	(8,534)		1,777	(4)	(6,757)	1,896	(4)	(4,861)
Net income (loss)	$11,549	$646	$(2,404)		$9,791	$(2,564)		$7,227

Pro forma footnotes

(1)           Certain Web Central Region financial data has been reclassified to conform to Mac-Gray’s presentation.

(2)           The 2005 Acquisition was accounted for as a business combination in accordance with Statement of Financial Accounting Standards No. 141 “Business Combinations.” The allocation of the purchase price resulted in the recording of $68,638 of contract rights which we intend to amortize on a straight-line basis over twenty years. This adjustment reflects this amortization.

(3)           Represents six months of interest of $2,363 and six months of amortization of deferred financing costs of $102 on incremental borrowing of $105,000 in connection with the 2005 Acquisition.

(4)           Represents the tax impact of the above adjustments at a tax rate of 42.5%.

(5)           Represents the elimination of the amortization of the deferred financing costs of $106 and the loss on extinguishment of debt of $207, both relating to the debt under the 2005 senior credit facilities being repaid and the addition of the amortization of deferred financing costs of $4,600 to be recorded in connection with the offering of the notes and to be amortized on a straight-line basis over the life of the notes.

(6)           The proceeds from the offering of $150,000 will be used to repay $145,400 of borrowings under the 2005 senior credit facilities. Using the interest rate of 7.625% the total interest expense on the notes would have been $11,438. This adjustment reflects this interest expense offset by the elimination of $7,125 of interest on the debt being repaid under the 2005 senior credit facilities.